UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 1, 2013

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio	1-1097	59-2663954
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Purchase Agreement

On August 1, 2013, The Standard Register Company, an Ohio corporation (“Standard Register” or the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company, WorkflowOne, LLC, a Delaware limited liability (“WorkflowOne”) and Workflow Holdings, LLC, a Delaware limited liability company (the “Seller”). Pursuant to the Purchase Agreement, the Company acquired from the Seller all of the outstanding membership interests of WorkflowOne for an aggregate purchase price of $1.00 (the “Acquisition”). WorkflowOne is headquartered in Dayton, Ohio and provides print and promotional marketing services to a range of industries.  WorkflowOne generated approximately $460,000,000 of revenue for the 2012 fiscal year.  The acquisition was completed on August 1, 2013 (the “Closing Date”) immediately following execution of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants. The Company has obtained an insurance policy with respect to breaches of the representations and warranties of WorkflowOne and the Seller under the Purchase Agreement. This insurance policy is the only remedy available to the Company for breaches of WorkflowOne’s and the Seller’s representations and warranties. In addition, the Purchase Agreement provides that for six years following the Closing Date, the Company will indemnify the directors, officers and managers of WorkflowOne, the Seller and its affiliates for any claims or liabilities arising out of their actions or omissions on or before the Closing Date.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 2.1.

Amendment and Restatement Agreement

On August 1, 2013, in connection with its purchase of WorkflowOne, the Company also entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), by and among the Company, WorkflowOne, the Seller, WorkflowOne’s first lien lenders (the “First Lien Lenders”), WorkflowOne’s second lien lenders (the “Second Lien Lenders”), Silver Point Capital, L.P., as the lenders’ representative (in such capacity, the “Lenders’ Representative”), and Silver Point Finance, LLC, as the administrative agent.

Pursuant to the Amendment and Restatement Agreement, the Company assumed WorkflowOne’s existing indebtedness under two secured credit facilities, as described below, and issued warrants (the “Warrants”) to the Second Lien Lenders that will be convertible into 2,645,952 shares in the aggregate of the Company’s common stock (“Common Stock”), par value $1.00 per share, subject to receipt of the approval of the Company’s shareholders as described below. The Warrants and the shares of Common Stock issuable upon conversion of the Warrants are subject to the terms and conditions of the Shareholders Agreement described below.

Under the Amendment and Restatement Agreement, the Company is required to convene a special meeting of the Company’s shareholders as soon as reasonably practicable to obtain the following approvals: (i) an amendment to the code of regulations of the Company authorizing the Board to change the number of directors and fill any director’s office created by an increase in the number of directors, in order to grant the Second Lien Lenders two Board designees pursuant to the Shareholders Agreement, as described below, which requires the affirmative vote of shares representing a majority of the outstanding voting power of the Company, (ii) approval of the conversion of the Warrants into shares of Common Stock, which requires the affirmative vote of shares representing a majority of the voting power present in person or represented by proxy at the special meeting and (iii) an amendment to the code of regulations of the Company to opt out of Section 1701.831 of the Ohio Revised Code, which requires the affirmative vote of shares representing a majority of the outstanding voting power of the Company.

As further described below, the John Q. Sherman Trust, William C. Sherman Trust and William C. Sherman Inter Vivos Trust (collectively, the “Majority Shareholders”) have entered into a Voting Agreement pursuant to which they have agreed to vote in favor of each of the approvals described above. The Voting Agreements represent sufficient voting power to obtain each of the approvals described above.

If the Company does not obtain the approvals set forth above before the earlier May 27, 2014, or the date of certain breaches of a Voting Agreement or the Amendment and Restatement Agreement, then WorkflowOne will be required to issue additional loans to the Second Lien Lenders in a principal amount of $25,000,000, which loans will constitute a third tranche of loans under the Second Lien Credit Facility.

The Amendment and Restatement Agreement contains customary representations, warranties and covenants. The representations and warranties do not survive the Closing Date. In addition, the Amendment and Restatement Agreement sets a target amount of $40,950,000 for WorkflowOne’s working capital. On the Closing Date, the Seller deposited $5,000,000 into an account for purposes of the working capital calculation, to be held in escrow for the Company pursuant to an escrow agreement. If the working capital of WorkflowOne as of the Closing Date is determined to be less than or equal to $35,950,000, then the $10,000,000 tranche of loans under the Second Lien Credit Facility (as defined below) denominated as “Tranche B Second Lien Term Loans” will be cancelled without consideration. If the working capital of WorkflowOne as of the Closing Date is determined to be greater than $35,950,000, then (i) the Company will be required to voluntarily prepay loans outstanding under the First Lien Credit Facility (as defined below) in an amount equal to the lesser of the excess working capital and $10,000,000 and (ii) the principal amount of the “Tranche B Second Lien Term Loans” under the Second Lien Credit Facility will only be cancelled in an amount equal to the excess, if any, of $10,000,000 over the principal amount of loans outstanding under the First Lien Credit Facility that were required to be prepaid. The working capital of WorkflowOne as of the Closing Date will be calculated within 40 business days and finalized in accordance with the Amendment and Restatement Agreement.

The Amendment and Restatement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Amendment and Restatement Agreement is qualified in its entirety by reference to Exhibit 10.1.

First Lien Credit Facility

Pursuant to the Amendment and Restatement Agreement, on August 1, 2013, the Company entered into a First Lien Credit Agreement (the “First Lien Credit Facility”), by and among the Company and WorkflowOne, as co-borrowers, the First Lien Lenders, Silver Point Finance, LLC, as administrative agent to the First Lien Lenders, and Standard Register International, Inc., Standard Register Technologies, Inc., iMedconsent, LLC and WorkflowOne of Puerto Rico Inc., as guarantors (collectively, the “Guarantors”).

Under the First Lien Credit Facility, the Company assumed, and the Guarantors guaranteed, the indebtedness outstanding under WorkflowOne’s previous first lien credit facility. Such indebtedness remains outstanding under the First Lien Credit Facility as first lien term loans of WorkflowOne and the Company, as co-borrowers, and will bear interest at an adjusted LIBOR plus 7.00%.

The Company is required to make an amortization payment of $2,500,000 in respect of the loans under the First Lien Credit Facility on the last business day of each March, June, September and December, commencing on September 30, 2014. The First Lien Credit Facility also includes mandatory prepayments of the loans with a percentage of excess cash flow and the proceeds of asset sales and casualty events, subject to exceptions and customary reinvestment rights. The Company is required to repay in full the unpaid principal amount of the loans under the First Lien Credit Facility on August 1, 2018.

As of August 1, 2013, the aggregate principal amount of loans outstanding under the First Lien Credit Facility was $123,753,259.62.

The obligations of the Company, WorkflowOne and the Guarantors under the First Lien Credit Facility, the Second Lien Credit Facility and the ABL Credit Facility (as defined below) are secured by liens on substantially all of the assets of such companies, with the priority of the liens among the facilities determined by intercreditor agreements.

The First Lien Credit Facility is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the First Lien Credit Facility is qualified in its entirety by reference to Exhibit 10.2.

Second Lien Credit Facility

Pursuant to the Amendment and Restatement Agreement, on August 1, 2013, the Company entered into a Second Lien Credit Agreement (the “Second Lien Credit Facility”), by and among the Company and WorkflowOne, as co-borrowers, the Second Lien Lenders, the Administrative Agent, as administrative agent to the Second Lien Lenders and the Guarantors.

Under the Second Lien Credit Facility, the Company assumed and the Guarantors guaranteed the remaining indebtedness outstanding under WorkflowOne’s previous second lien credit facility. Such indebtedness became “Tranche A Second Lien Term Loans” under the Second Lien Credit Facility and remains outstanding as second lien term loans of WorkflowOne and the Company, as co-borrowers.  Such indebtedness will bear interest at an adjusted LIBOR plus 8.65%.

Upon the termination of the First Lien Credit Facility, the Second Lien Credit Facility requires mandatory prepayments of the loans with a percentage of excess cash flow and the proceeds of asset sales and casualty events, subject to exceptions and customary reinvestment rights. The Company is required to repay in full the unpaid principal amount of the loans under the Second Lien Credit Facility on February 1, 2020.

As of August 1, 2013, the aggregate principal amount of Tranche A Second Lien Term Loans outstanding under the Second Lien Credit Facility was $86,246,740.38.  In addition, as of the Closing Date, pursuant to the Amendment and Restatement Agreement, the Company issued $10,000,000 of non-interest bearing “Tranche B Second Lien Term Loans” which will either be cancelled for no consideration or converted into Tranche A Second Lien Term Loans in connection with the working capital adjustment described above.

The Second Lien Credit Facility is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Second Lien Credit Facility is qualified in its entirety by reference to Exhibit 10.3.

ABL Credit Facility

The Company entered into an Amended and Restated Loan and Security Agreement, dated August 1, 2013 (the “ABL Credit Facility”), by and among the Company, Workflow One, Standard Register International, Inc., Standard Register Technologies, Inc., iMedconsent, LLC and WorkflowOne of Puerto Rico Inc., as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent. The ABL Credit Facility amended and restated the terms and conditions of the Loan and Security Agreement (the “Existing ABL Credit Facility”), which was disclosed on the Company’s Current Report on Form 8-K dated April 1, 2010 and a copy of which was filed with Company’s Quarterly Report on Form 10-Q dated as Exhibit 4.2 thereto, each of which is incorporated herein by reference.

The ABL Credit Facility provides the Company and the other borrowers with a revolving credit facility in an aggregate principal amount of up to $125,000,000, which includes a subfacility of $25,000,000 for the issuance of letters of credit. Outstanding amounts under the ABL Credit Facility will bear interest at an adjusted LIBOR plus a spread ranging from 1.75% to 2.25% (or a base rate plus a spread ranging from 0.75% to 1.25%), determined by reference to the Company’s average liquidity over the previous fiscal quarter.  Unused commitments under the ABL Credit Facility are subject to a monthly fee equal to 0.375% of the principal amount thereof, or if less than 50% of the commitments are unused at such time, 0.250%.  The lenders’ commitment to make loans and issue letters of credit to the Company and the other borrowers under the ABL Credit Facility will terminate on August 1, 2018, unless the ABL Credit Facility is terminated earlier in accordance with its terms.

As of August 1, 2013, the aggregate principal amount of loans outstanding under the ABL Credit Facility was $47,118,474.

The ABL Credit Facility is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the ABL Credit Facility is qualified in its entirety by reference to Exhibit 10.4.

Warrants

The Warrants are exercisable beginning on first business day after the date of obtaining the shareholders’ approval of the conversion of the Warrants into shares of Common Stock and ending on the date that is three months after the date of obtaining such approval. The per share exercise price of each Warrant is $0.00001. Each warrant may be exercised, either by payment of the exercise price or on a cashless basis, only after the receipt of the shareholders’ approval of the conversion of the Warrants and only in whole.

The form of the Warrants is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Warrants is qualified in its entirety by reference to Exhibit 4.1.

Shareholders Agreement

On August 1, 2013, in connection with the transactions contemplated by the Purchase Agreement and the Amendment and Restatement Agreement, the Company entered into a Shareholders Agreement (the “Shareholders Agreement”), by and among the Company, the Majority Shareholders, the Second Lien Lenders, as holders of the Warrants and, as applicable, the shares of Common Stock issuable upon conversion of the Warrants and Silver Point Capital, L.P., as the representative of the Second Lien Lenders (in such capacity, the “Minority Shareholder Representative”).

Under the Shareholders Agreement, the Second Lien Lenders are entitled to nominate two directors to the Board so long as the Second Lien Lenders own at least 66% of the shares of Common Stock issuable upon conversion of the Warrants. If the Second Lien Lenders own less than 66% but more than 33% of the total Warrants and/or the shares of Common Stock issuable upon conversion of the Warrants, or own more than 10% of the outstanding equity securities of the Company, the Second Lien Lenders will be entitled to nominate one director to the Board. In each case, the Majority Shareholders have agreed to vote in favor of the directors nominated by the Second Lien Lenders pursuant to the Shareholders Agreement. On the Closing Date, the director designated by the Second Lien Lenders will be appointed as a non-voting observer to the Board, and upon receipt of the shareholder approval described above, the Company and the Majority Shareholders will cause the two directors designated by the Second Lien Lenders to be appointed to the Board.

Under the Shareholders Agreement, the Second Lien Lenders are prohibited from (i) acquiring additional equity securities of the Company, except for acquisitions that would result in the Second Lien Lenders owning in the aggregate less than 40% of the outstanding equity securities of the Company, (ii) entering into any merger or other transaction involving the Company that would involve the sale of substantially all of the Company’s assets or the transfer of the majority voting power or the ability to elect a majority of the Board (a “Change of Control Transaction”), (iii) calling a special meeting of the Company’s shareholders or participating in the solicitation of proxies, (iv) entering into a voting trust or voting agreement or (v) seeking the removal of directors or other changes to the composition of the Board, in each case except in accordance with the Shareholders Agreement. The Second Lien Lenders are also prohibited from transferring the Warrants or the shares of Common Stock issuable upon conversion of the Warrants to (i) any material competitor, as determined by the Board, (ii) any transferee that as a result would own more than 20% of the Company’s equity securities or (iii) any transferee that as a result would own more than 10% of the Company’s equity securities, unless such transferee agrees to be bound by the terms of the Shareholders Agreement.

Under the Shareholders Agreement, in the event that the Majority Shareholders seek to transfer any shares of the Common Stock or the Class A Common Stock of the Company pursuant to a Change of Control Transaction, the Second Lien Lenders will be entitled to include the shares of Common Stock issuable upon conversion of the Warrants in such transaction at the same per-share price and on the same terms as the Majority Shareholders.

The Shareholders Agreement also prohibits the Company from amending its articles of incorporation or code of regulations in a way that would materially and adversely affect the Second Lien Lenders or from engaging in certain transactions with affiliates outside of the ordinary course of business, except in each case with the prior written consent of the Second Lien Lenders.

The Shareholders Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Shareholders Agreement is qualified in its entirety by reference to Exhibit 10.5.

Registration Rights Agreement

On August 1, 2013, in connection with the transactions contemplated by the Purchase Agreement and the Amendment and Restatement Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company, the Majority Shareholders, the Second Lien Lenders and the Minority Shareholder Representative pursuant to which the Second Lien Lenders and the Majority Shareholders are entitled to certain registration rights in respect of the shares of Common Stock issuable upon conversion of the Warrants. Under the terms of the Registration Rights Agreement, the Majority Shareholders and the Second Lien Lenders are entitled to (i) four demand registrations apiece, in each case limited to one demand registration in any six month period and provided that such demand must include either (a) at least 10% of the Common Stock, (b) a number of shares having an aggregate market value of at least $15,000,000 or (c) 75% of the shares of Common Stock issuable upon conversion of the Warrants held by the Second Lien Lenders at the time of the demand, and (ii) unlimited piggyback registration rights with respect to primary public issuances of the Common Stock.

The Registration Rights Agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 10.6.

Voting Agreement

On August 1, 2013, in connection with the transactions contemplated by the Purchase Agreement and the Amendment and Restatement Agreement, the Company entered into Voting Agreements (the “Voting Agreements”), by and among the Company, the Lenders’ Representative and the Majority Shareholders, pursuant to which the Majority Shareholders agreed to vote in favor of obtaining the approval of shareholders described above. Prior to obtaining such approvals or the termination of the Warrants, the Voting Agreements provide that the Majority Shareholders will refrain from transferring their shares of the Common Stock or the Class A Common Stock, unless the transferee agrees to be bound by the Voting Agreement, or taking certain other actions inconsistent with obtaining the shareholder approvals described above. The Majority Shareholders exercise sufficient voting power to obtain each of the approvals described above at the special meeting.

The form of the Voting Agreement is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Voting Agreement is qualified in its entirety by reference to Exhibit 10.7.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information related to the Purchase Agreement disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.02     Results of Operations and Financial Condition.

The information in this Item 2.02 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On August 1, 2013, the Company issued an earnings release announcing its financial results for the second quarter 2013.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 2.02.

Item 2.03     Creation of a Direct Financial Obligation.

The information disclosed in Item 1.01 of this Current Report on Form 8-K related to the First Lien Credit Facility, the Second Lien Credit Facility and the ABL Credit Facility is incorporated into this Item 2.03 by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information related to the Warrants disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The issuance and sale of the Warrants is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act (“Regulation D”). Each of the Second Lien Lenders has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Warrants are being acquired for investment purposes. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Warrants and has not offered securities to the public in connection with this issuance and sale.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;            Appointment of Certain Officers; Compensatory Arrangements of Certain            Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item 5.02 by reference.

On July 31, 2013 the Board approved amendments to the executive severance agreements of Joseph P. Morgan, Jr., the Chief Executive Officer, and Robert M. Ginnan, the Chief Financial Officer, which became effective upon the Closing Date (the “Amended and Restated Executive Severance Agreements”). Subject to the terms and conditions of the Amended and Restated Executive Severance Agreements, Mr. Morgan and Mr. Ginnan will each receive a severance benefits term of two years. The form of each Amended and Restated Executive Severance Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated into this item 5.02 by reference, and the foregoing summary of the Amended and Restated Executive Severance Agreements is qualified in its entirety by reference to Exhibit 5.1.

On July 31, 2013 the Board approved certain transaction related bonuses in connection with the closing of the transactions described above. Mr. Morgan will receive a maximum bonus of $900,000 and Mr. Ginnan will receive a maximum bonus of $325,000. One-half of these target bonuses were paid at the close of the transaction on August 1, 2013. The remaining amounts of the bonuses will be paid in the first quarter of 2014 based on certain performance-related thresholds.

On July 31, 2013 the Board approved certain equity grants in connection with the closing of the transactions described above. Mr. Morgan will receive 91,000 shares of performance related restricted stock and 39,000 shares of time-vested restricted stock, Mr. Ginnan will receive 24,500 shares of performance related restricted stock and 10,500 shares of time-vested restricted stock and William P. Lee, the President, Business Solutions, will receive 14,000 shares of performance related restricted stock and 6,000 shares of time-vested restricted stock. Such grants are being made pursuant to the Company’s 2011 Equity Incentive Plan and/or the Company’s Amended and Restated 2002 Equity Incentive Plan. The time vested restricted stock will cliff vest on the third anniversary of the date of grant. The performance-related restricted stock will vest based on the achievement of certain performance goals over three years.  In connection with the approval of the performance related restricted stock, the Board approved a new form of Performance Restricted Stock Grant Agreement. The form of the Performance Restricted Stock Grant Agreement is filed as Exhibit 5.2 to this Current Report on Form 8-K and incorporated into this item 5.02 by reference.

Item 8.01    Other Events.

On August 1, 2013, the Company issued a press release announcing that it had entered into the Purchase Agreement and the Amendment and Restatement Agreement, and had consummated the transactions contemplated thereby. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

The financial information required by this item is not being filed herewith.  To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K no later than October 14, 2013.

(b)  Pro Forma Financial Information

The pro forma financial information required by this item for the acquired business is not being filed herewith.  To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K no later than October 14, 2013.

(d)

Exhibits

Exhibit	Description
2.1	Membership Interest Purchase Agreement, dated as of August 1, 2013, by and among The Standard Register Company, Workflow Holdings, LLC and WorkflowOne, LLC.
4.1	Form of Warrant.
5.1	Form of Amended and Restated Executive Severance Agreement.
5.2	Form of Performance Restricted Stock Grant Agreement.
10.1

Amendment and Restatement Agreement, dated as of August 1, 2013, by and among The Standard Register Company, Workflow Holdings, LLC, WorkflowOne, LLC, the subsidiary guarantors named therein, Silver Point Capital, L.P, Silver Point Finance, LLC and the lenders named therein.

10.2

First Lien Credit Agreement, dated as of August 1, 2013, by and among The Standard Register Company, WorkflowOne, LLC, the subsidiary guarantors named therein, Silver Point Finance, LLC, as administrative agent, and the lenders named therein.

10.3

Second Lien Credit Agreement, dated as of August 1, 2013, by and among The Standard Register Company, WorkflowOne, LLC, the subsidiary guarantors named therein, Silver Point Finance, LLC, as administrative agent, and the lenders named therein.

10.4

Amended and Restated Loan and Security Agreement, dated as of August 1, 2013, by and among The Standard Register Company, WorkflowOne, LLC, the subsidiary guarantors named therein, Bank of America, N.A., as administrative agent, and the lenders named therein.

10.5	Shareholders Agreement, dated as of August 1, 2013, by and among The Standard Register Company, the shareholders named therein and Silver Point Finance, L.P.
10.6	Registration Rights Agreement, dated as of August 1, 2013, by and among The Standard Register Company, the shareholders named therein and Silver Point Finance, L.P.
10.7	Form of Voting Agreement.
99.1	Press Release of The Standard Register Company, dated August 1, 2013.
99.2	Press Release of The Standard Register Company, dated August 1, 2013.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

THE STANDARD REGISTER COMPANY

Date: August 1, 2013

By: /s/ Gerard D. Sowar
Gerard D. Sowar,
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated as of August 1, 2013, by and among The Standard Register Company, Workflow Holdings, LLC and WorkflowOne, LLC.
4.1	Form of Warrant.
5.1	Form of Amended and Restated Executive Severance Agreement.
5.2	Form of Performance Restricted Stock Grant Agreement.
10.1

Amendment and Restatement Agreement, dated as of August 1, 2013, by and among The Standard Register Company, Workflow Holdings, LLC, WorkflowOne, LLC, the subsidiary guarantors named therein, Silver Point Capital, L.P, Silver Point Finance, LLC and the lenders named therein.

10.2

First Lien Credit Agreement, dated as of August 1, 2013, by and among The Standard Register Company, WorkflowOne, LLC, the subsidiary guarantors named therein, Silver Point Finance, LLC, as administrative agent, and the lenders named therein.

-

Exhibit Number	Description
10.3

Second Lien Credit Agreement, dated as of August 1, 2013, by and among The Standard Register Company, WorkflowOne, LLC, the subsidiary guarantors named therein, Silver Point Finance, LLC, as administrative agent, and the lenders named therein.

10.4

Amended and Restated Loan and Security Agreement, dated as of August 1, 2013, by and among The Standard Register Company, WorkflowOne, LLC, the subsidiary guarantors named therein, Bank of America, N.A., as administrative agent, and the lenders named therein.

10.5	Shareholders Agreement, dated as of August 1, 2013, by and among The Standard Register Company, the shareholders named therein and Silver Point Finance, L.P.
10.6	Registration Rights Agreement, dated as of August 1, 2013, by and among The Standard Register Company, the shareholders named therein and Silver Point Finance, L.P.
10.7	Form of Voting Agreement.
99.1	Press Release of The Standard Register Company, dated August 1, 2013.
99.2	Press Release of The Standard Register Company, dated August 1, 2013.